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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          VALERA PHARMACEUTICALS, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                 DELAWARE                                 13-4119931
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(State of incorporation or organization)    (I.R.S. Employer Identification no.)


            7 CLARKE DRIVE
         CRANBURY, NEW JERSEY                               08512
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(Address of Principal Executive Offices)                 (Zip Code)


If this form relates to the registration of a class If this form relates to the registration of a class of securities pursuant to Section 12(b) of the of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ] Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates:
333-123288

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                         Name of Each Exchange on Which
   to be so Registered                         Each Class is to be Registered
   -------------------                         ------------------------------

   NOT APPLICABLE                                       NOT APPLICABLE


Securities to be registered pursuant to Section 12(g) of the Act:

                         COMMON STOCK, $0.001 PAR VALUE
                         ------------------------------
                                (Title of Class)
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Valera Pharmaceuticals, Inc. is registering shares of common stock, par value $0.001, pursuant to a registration statement on Form S-1, File No. 333-123288, that was originally filed with the Securities and Exchange Commission on March 14, 2005 (as subsequently amended, the "Registration Statement"). The description of the common stock set forth in the section entitled "Description of Capital Stock" in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424 of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

ITEM 2. EXHIBITS.

* 1. Amended and Restated Certificate of Incorporation of Valera Pharmaceuticals, Inc. (Incorporated by Reference to Exhibit 3.1 of the Registration Statement)

* 2. Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of Animas Corporation (Incorporated by Reference to
         Exhibit 3.2 of the Registration Statement)

* 3. Form of Amended and Restated Certificate of Incorporation of Valera Pharmaceuticals, Inc. (Incorporated by Reference to Exhibit 3.3 of the Registration Statement)

*        4. Amended and Restated Bylaws of Valera Pharmaceuticals, Inc.
         (Incorporated by Reference to Exhibit 3.4 of the Registration
         Statement)

*        5. Form of Amended and Restated Bylaws of Valera Pharmaceuticals, Inc.
         (Incorporated by Reference to Exhibit 3.5 of the Registration
         Statement)

*        6. Specimen Common Stock Certificate of Valera Pharmaceuticals, Inc.
         (Incorporated by Reference to Exhibit 4.1 of the Registration
         Statement)

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* Incorporated by reference.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  VALERA PHARMACEUTICALS, INC.


                                  By:    /s/ David S. Tierney
                                         -------------------------------------
                                  Name:  David S. Tierney, M.D.
                                  Title: President and Chief Executive Officer



Date: January 26, 2006